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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-53371 of Data Processing Resources Corporation on Form S-3 and Registration Statements Nos. 333-07145, 333-20627, 333-20629, 333-30663 and 333-45257 of Data
Processing Resources Corporation on Form S-8 of our report dated January 30, 1998 relating to the financial statements of S3G, Inc., appearing in the Form 8-K/A of Data Processing Resources Corporation.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
September 29, 1998